Exhibit 99.1
NEWS RELEASE

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HP to Acquire ArcSight

–	Acquisition will expand HP’s software and security portfolio and accelerate growth

–	Combination will provide customers the ability to proactively monitor real-time events, assess risks and respond quickly to threats
PALO ALTO and CUPERTINO, Calif. – Sept. 13, 2010 – HP and ArcSight, Inc. announced today that they have signed a definitive agreement for HP to acquire ArcSight, a leading security and compliance management company, for $43.50 per share, or an enterprise value of $1.5 billion.
The combination of HP and ArcSight will improve security, reduce risk and facilitate compliance at a lower cost for customers. ArcSight’s superior technology is highly complementary with HP’s existing security portfolio of hardware, software and services.
Today’s successful enterprises must provide their employees, partners and customers with more access to applications, services and information. This access and connectivity exposes the enterprise to escalating threats, increasing complexity and regulatory challenges. Together, HP and ArcSight will be well-positioned to secure even the most demanding environments by delivering:
•	Broader visibility: A comprehensive view of all events across IT operations, security and compliance

•	Deeper context: The ability to detect threats and risks by correlating both activity and state changes in real-time

•	Better continuity: A constant feedback loop between build, manage, and monitor to ensure that enterprises remain secure
“From a security perspective, the perimeter of today’s enterprise is porous, putting enormous pressure on clients’ risk and compliance systems,” said Bill Veghte, executive vice president, Software and Solutions, HP. “The combination of HP and ArcSight will provide clients with the ability to fortify their applications, proactively monitor events and respond to threats.”
“HP’s acquisition of ArcSight will enable the creation of a new type of security solution, one that serves the modern enterprise,” said Tom Reilly, President & CEO, ArcSight. “By combining ArcSight’s Enterprise Threat and Risk Management

Platform with HP’s breadth of application development and operations management solutions, HP will be able to offer an integrated security platform that delivers broader visibility, deeper context, and faster remediation of enterprise wide security and risk related events. In a world where perimeter security is no longer enough, businesses need this holistic approach to securing their networks, applications and sensitive data.”
The acquisition will be conducted by means of a cash tender offer for all of ArcSight’s outstanding shares of common stock. The closing of the acquisition, which is subject to customary closing conditions, is expected to occur by the end of the calendar year.
Investor and analyst conference call
HP will host a conference call for financial analysts and stockholders today at 5:30am PT to discuss its proposal to acquire ArcSight.
The call, hosted by Bill Veghte, will be accessible at www.hp.com/investor/home.
About ArcSight
ArcSight is a leading global provider of cybersecurity and compliance solutions that protect organizations from enterprise threats and risks. Based on the market-leading SIEM offering, the ArcSight Enterprise Threat and Risk Management (ETRM) platform enables businesses and government agencies to proactively safeguard digital assets, comply with corporate and regulatory policy and control the internal and external risks associated with cybertheft, cyberfraud, cyberwarfare and cyberespionage. For more information, visit www.ArcSight.com.
About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY ARCSIGHT COMMON STOCK HAS NOT YET COMMENCED AND WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT HP INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. THOSE MATERIALS SHOULD BE READ CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. ONCE FILED, COPIES OF THE TENDER OFFER STATEMENT, THE OFFER TO PURCHASE AND RELATED DOCUMENTS WILL BE MADE AVAILABLE TO ARCSIGHT STOCKHOLDERS AT NO EXPENSE TO THEM. IN ADDITION, THOSE MATERIALS WILL BE AVAILABLE AT NO CHARGE FROM THE SECURITIES AND EXCHANGE COMMISSION THROUGH THE COMMISSION’S WEB SITE AT WWW.SEC.GOV.
Forward-looking statements
This document contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, ArcSight’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in HP’s SEC reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for its fiscal year ended October 31, 2009 and Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010. HP assumes no obligation and does not intend to update these forward-looking statements.
© 2010 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.